UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2022

Osiris Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40402	85-3636928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 5th Avenue, 6th Floor New York, NY 10003	10003
(Address of principal executive offices)	(Zip Code)

(646) 993-4635
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	OSI.U	New York Stock Exchange
Class A common stock	OSI	New York Stock Exchange
Warrants included as part of the units	OSI WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 30, 2022, Osiris Acquisition Corp. (the “Company”) announced the completion of its previously announced redemption, including a late redemption of 2,070,000 shares of the Company’s Class A common stock. As a result, on December 30, 2022, the Company completed the redemption of 19,896,459 shares of the Company’s Class A common stock. On December 30, 2022, $199,650,203.87 (approximately $10.034 per share) was removed from the Company’s trust account to pay such holders after withdrawals to pay taxes in accordance with the trust agreement governing the Company’s trust account. After completion of the redemption, 3,103,541 shares of the Company’s Class A common stock and 5,750,000 shares of the Company’s Class B common stock remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS ACQUISITION CORP.

Date: December 30, 2022

By:	/s/ Benjamin E. Black
Name:	Benjamin E. Black
Title:	Chief Executive Officer